                                                                     EXHIBIT 3.1


                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                Looksmart, Ltd.

                            A Delaware Corporation


The undersigned, Evan Thornley and Henry V. Barry, hereby certify that:

     1. They are the duly elected and acting Chief Executive Officer and Secretary, respectively, of LookSmart, Ltd., a Delaware corporation, the original Certificate of Incorporation of which was filed with the Secretary of the State of Delaware on July 19, 1996, under the name of NetGet, Ltd.

     2. The Certificate of Incorporation of this corporation is hereby amended and restated in its entirety to read as follows:

     "FIRST: The name of the Corporation is LookSmart, Ltd. (the "Corporation").
      -----

     SECOND: The address of the Corporation's registered office in the State of
     ------
Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporate Agents, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or
     -----
activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: This Corporation is authorized to issue two classes of shares
     ------
designated, respectively, Common Stock and Preferred Stock. The total number of shares of stock which the Corporation shall have the authority to issue is 200,000,000 of which 155,194,302 shares shall be designated "Common Stock", $0.001 par value per share, and 44,805,698 shares shall be designated "Preferred Stock", $0.001 par value per share. The Preferred Stock shall be issued in four series, of which 11,887,950 shares shall be designated "Series A Preferred Stock" (the "Series A Preferred"), 14,327,748 shares shall be designated "Series B Preferred Stock" (the "Series B Preferred") and 12,590,000 shares shall be designated "Series C Preferred Stock" (the "Series C Preferred") and together with the Series A Preferred and the Series B Preferred, (the "Senior Preferred Stock"), and 6,000,000 shares shall be designated as the "Series 1 Junior Preferred Stock" (the "Junior Preferred Stock," and together with the Senior Preferred Stock the "Preferred Stock").

     Upon amendment of this article to read as herein set forth, each two currently outstanding shares of Common Stock, Series A Preferred, Series B Preferred, Series C and Junior Preferred Stock shall be converted into or reconstituted as three (3) shares of Common Stock, Series A Preferred, Series B Preferred, Series C Preferred and Junior Preferred Stock, as the case may be. No fractional shares of Common Stock shall be issued upon such stock split; any fractional shares resulting from the stock split shall be rounded down to the nearest whole share on a certificate by certificate basis.
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     The relative rights, preferences, privileges and restrictions granted to or imposed on the respective classes of the shares of capital stock or the holders thereof are as follows:

          1.   Dividends.
               ---------

               (a) The Corporation shall not declare or pay any dividends or other distributions (as defined below) on shares of any series of Senior Preferred Stock unless the holders of all other series of Senior Preferred Stock then outstanding receive a dividend on each outstanding share of Senior Preferred Stock on a pari passu basis relative to the Original Issue Price of each series of Senior Preferred Stock. The Corporation shall not declare or pay any dividends or other distributions (as defined below) on shares of Common Stock unless the holders of the Preferred Stock then outstanding shall simultaneously receive a dividend on each outstanding share of Preferred Stock in an amount equal to the product of (i) the per share amount, if any, of the dividends or other distributions to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Preferred Stock is then convertible.

               (b) For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase at a price equal to the original issue price of such shares and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

          2.   Liquidation Preference.
               ----------------------

               (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Senior Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Junior Preferred and Common Stock by reason of their ownership thereof, an amount equal to the sum of (i) the Original Issue Price for each such series of Preferred Stock (as adjusted for stock splits, combinations, stock dividends or other recapitalizations with respect to such series of Preferred Stock); and, (ii) an amount equal to all declared but unpaid dividends on such Senior Preferred Stock. The "Original Issue Price" shall mean $0.35625 per share for the Series A Preferred, $0.41911 per share for the Series B Preferred, and $5.00 per share for the Series C Preferred. The aggregate amount payable to each holder shall be rounded to the nearest whole cent. If, upon occurrence of such event the assets and funds thus distributed among the holders of the Senior Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount to which they respectively shall be entitled pursuant to this Section 2(a), then the entire assets and funds of the Corporation legally available for distribution shall be distributed pro rata among the holders of the Senior Preferred Stock in proportion to the respective amounts which

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would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

               (b) After payment has been made to the holders of the Senior Preferred Stock of the full amounts to which they shall be entitled pursuant to
Section 2(a) above, the holders of the Junior Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, an amount equal to the sum of (i) $0.33333 per share of Junior Preferred Stock (as adjusted for stock splits, combinations, stock dividends or other recapitalizations); and, (ii) an amount equal to all declared but unpaid dividends on each such share. The aggregate amount payable to each holder shall be rounded to the nearest whole cent. If, upon occurrence of such event, and following satisfaction of the liquidation preferences of the Senior Preferred Stock set forth in Section 2(a) above, the assets and funds thus distributed among the holders of the Junior Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount to which they respectively shall be entitled pursuant to this Section 2(b), then the entire assets and funds of the Corporation legally available for distribution shall be distributed pro rata among the holders of the Junior Preferred Stock in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

               (c) After payment has been made to the holders of the Preferred Stock of the full amounts to which they shall be entitled pursuant to Section 2(a) and 2(b) above, all remaining assets of the Corporation shall be distributed pro rata among all holders of Series A Preferred, Series B Preferred, Series C Preferred and Common Stock based on the number of shares of Common Stock which would be held by each such holder if all shares of Series A Preferred, Series B Preferred and Series C Preferred were converted into Common Stock at the then effective Conversion Price (as defined in Section 3(a) below) until (i) with respect to the holders of Series A Preferred, such holders have received an amount equal to $0.89061 per share as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like (including amounts previously paid pursuant to Section 2(a) above), (ii) with respect to the holders of Series B Preferred, such holders have received an amount equal to $1.04778 per share as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like (including amounts previously paid pursuant to Section 2(a) above), and (iii) with respect to the holders of Series C Preferred, such holders have received an amount equal to $7.50 per share as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like (including amounts previously paid pursuant to Section 2(a) above). Thereafter, all remaining assets shall be distributed pro rata among the holders of Common Stock.

               (d) The holders of Preferred Stock shall not be entitled to convert shares of Preferred Stock into shares of Common Stock in order to participate in any distribution, or series of distributions, as holders of Common Stock, without first foregoing participation in the distribution, or series of distribution, as holders of such shares of Preferred Stock.

               (e) For purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, and to include, (i) the Corporation's sale of all or substantially all of its assets, or (ii) any transaction or series of related transactions (including, but not limited to, any consolidation, merger or reorganization) which will result in the holders of the outstanding voting equity securities of the Corporation immediately prior to such transaction holding less than fifty percent (50%) of the voting equity securities of the surviving entity immediately following such transaction.

               (f) For purposes of this Section 2, the amount of assets and/or proceeds available for distribution upon a liquidation, dissolution or winding up of this Corporation shall be determined as follows:

                    (i) insofar as such assets or proceeds consist of cash, the amount shall be computed at the aggregate amount of cash held by this Corporation or payable to the stockholders at the time of the liquidation, dissolution or winding up, excluding amounts paid or payable for accrued interest or accrued dividends; and

                    (ii) insofar as it consists of securities, (A) if the securities are then traded on a national securities exchange or the NASDAQ Stock Market (or a similar national quotation system), then the value shall be computed based on the closing price on such exchange or system at the time of the liquidation, dissolution or winding up, (B) if the securities are actively traded over-the-counter, then the value shall be computed based on the closing price at the time of the liquidation, dissolution or winding up, and (C) if there is no public market for the securities, then the value shall be computed based on the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation (the "Board") at the time of liquidation, dissolution or winding up; and

                    (iii) insofar as it consists of property other than cash or securities, the amount shall be computed at the fair value thereof at the time of the liquidation, dissolution or winding up, as determined in good faith by the Board.

          3.   Conversion.  The holders of the Preferred Stock shall have
               ----------
conversion rights as follows (the "Conversion Rights"):

               (a)  Right to Convert; Automatic Conversion.  Each share of
                    --------------------------------------
Preferred Stock shall be convertible, at the option of the holder thereof, at any time into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing either (i) $0.35625 for the Series A Preferred,
(ii) $0.41911 for the Series B Preferred, (iii) $0.58333 for the Junior Preferred Stock, or (iv) $5.00 for the Series C Preferred by the Conversion Price (as defined hereinafter) per share in effect for each series of Preferred Stock at the time of conversion.

               The respective Conversion Price per share for each series of Preferred Stock shall initially be the Original Issue Price for such series of Preferred Stock. The Original Issue Price

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for the Junior Preferred Stock is $0.58333. Such initial Conversion Prices shall be subject to adjustment as hereinafter provided.

               Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the earlier of (i) with respect to each series of Preferred Stock, the election to effect such conversion by the holders of at least 50% of the applicable series of Preferred Stock, or (ii) immediately upon the effectiveness of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price per share in such offering that results in total gross proceeds to the Company of at least $25,000,000. In the event of such an offering, the person(s) entitled to receive the Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such underwritten public offering.

               (b)  Mechanics of Conversion.  No fractional shares of Common
                    -----------------------
Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional share to which a holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock as determined in good faith by the Board of Directors. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into a fractional share of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion shall be conditioned upon the closing of such public offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to such closing.

               (c)  Adjustments to Conversion Price for Diluting Issues.
                    ---------------------------------------------------

                     (i)  Special Definitions.  For purposes of this Section 3,
                          -------------------
the following definitions shall apply:

                          (1)  "Options" shall mean rights, options or warrants
                                -------
to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                         (2)  "Convertible Securities" shall mean any evidences
                               ----------------------
of indebtedness, shares (other than Common Stock and Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                         (3)  "Original Issue Date" shall mean the date on which
                               -------------------
the first share of the applicable series of Preferred Stock was first issued.

                         (4)  "Additional Shares of Common Stock" shall mean all
                               ---------------------------------
shares of Common Stock (i) issued (or, pursuant to paragraph 3(c)(iii), deemed to be issued) by the Corporation after the Original Issue Date, or (ii) sold or exchanged by the Corporation in conjunction with an acquisition of the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                              (A)  upon conversion of shares of Series A
Preferred, Series B Preferred, Junior Preferred Stock or Series C Preferred;

                              (B)  to employees, officers or directors of, or
consultants to, the Corporation pursuant to a stock grant, option plan, purchase plan or other employee stock incentive program (collectively, the "Plans") or any other agreement so long as any such Plans or agreement are unanimously approved by the Board of Directors;

                              (C)  as a dividend or distribution on Series A
Preferred, Series B Preferred, Junior Preferred Stock or Series C Preferred;

                              (D)  up to 4,350,000 shares issued in connection
with equipment lease financing transactions, bank financing transactions, strategic alliances or licensing agreements approved by the Board of Directors, where the issuance of such shares is not principally for the purpose of raising additional equity capital for the Corporation;

                              (E)  securities issued in connection with any
acquisition, merger or similar transaction;

                              (F)  by way of dividend or other distribution on
shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A), (B), (C), (D) and (E) or on shares of Common Stock so excluded;

                    (ii) No Adjustment of Conversion Price: No adjustment in the
                         ---------------------------------
Conversion Price of a series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Preferred Stock.

                    (iii) Deemed Issue of Additional Shares of Common Stock.
                          -------------------------------------------------

                          (1)  Options and Convertible Securities. In the event
                               ----------------------------------
the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3(c)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                               (A) no further adjustment in the Conversion Price
shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                               (B) if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                               (C) on the expiration or cancellation of any
Options or the termination of the right to convert or exchange any Convertible Securities which shall have not been exercised, if the Conversion Price shall have been adjusted upon the original issuance thereof or shall have been subsequently adjusted pursuant to clause (B) above, the Conversion Price shall be recomputed as if:

                                   (1) in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged plus the consideration actually received by the Corporation upon such conversion or exchange, if any, and

                                   (2)  in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                              (D)  no readjustment pursuant to clause (B) or (C)
above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                    (iv) Adjustment of Conversion Price Upon Issuance of
                         -----------------------------------------------
Additional Shares of Common Stock. In the event this Corporation shall issue
---------------------------------
Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(c)(iii)) without consideration or for a consideration per share less than the Conversion Price of any series of Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price of the Preferred Stock shall be reduced, concurrently with such issuance (A) with respect to each such series of Preferred Stock, to a price (calculated to the nearest cent) determined by multiplying each such Conversion Price by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (y) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue, plus (2) the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this Section 3(c)(iv), all shares of Common Stock issuable (i) upon conversion of all outstanding Preferred Stock, (ii) upon conversion of all outstanding Convertible Securities, and (iii) upon exercise of all outstanding Options, shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to
Section 3(c)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding, and (B) notwithstanding the above, with respect to the Series C Preferred, to a price equal to the consideration per share for which such Additional Shares of Common Stock are issued; provided, however, that (x) the Conversion Price for the Series C Preferred shall be reduced only until it is equal to a per share price that when multiplied by all of the shares of Common Stock of the Corporation outstanding (including any shares of Common Stock issuable upon conversion of all outstanding Preferred Stock and Convertible Securities and upon exercise of all outstanding Options) immediately prior to the issuance of such Additional Shares of Common Stock, is equal to $240,000,000, and (y) the provisions of this Section 3(c)(iv)(B) shall only apply until the closing of a firmly underwritten

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public offering of shares of Common Stock at a price that results in gross proceeds to the Corporation of at least $25,000,000. If such Additional Shares of Common Stock are issued for no consideration, then the consideration per share shall be deemed to be $0.001.

                    (v)  Determination of Consideration.  For purposes of this
                         ------------------------------
Section 3(c), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                         (1)  Cash and Property.  Such consideration shall:
                              -----------------

                              (A)  insofar as it consists of cash, be computed
as the aggregate amount of cash received by the Corporation;

                              (B)  insofar as it consists of property other then
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                              (C)  in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                         (2)  Options and Convertible Securities.  The
                              ----------------------------------
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(c)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                              (x)  the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                              (y)  the maximum number of shares of Common Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (d)  Adjustments for Stock Dividends, Subdivisions, Combinations,
                    ------------------------------------------------------------
or Consolidations. In the event the Corporation shall pay a stock dividend on
-----------------
the Common Stock, or the outstanding shares of Common Stock shall be subdivided, combined or consolidated, by reclassification, stock split or otherwise, into a greater or lesser number of shares of Common Stock, the Conversion Price for each series of Preferred Stock in effect immediately prior to such dividend, subdivision, combination or consolidation shall, concurrently with the effectiveness of such dividend, subdivision, combination or consolidation, be proportionately decreased or increased, as appropriate.

               (e)  No Impairment.  The Corporation will not, by amendment of
                    -------------
its Certificate of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

               (f)  Notices of Record Date.  In the event that this Corporation
                    ----------------------
shall propose at any time:

                    (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                    (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                    (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                    (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, this Corporation shall send to the holders of the Preferred Stock:

                          (1)  at least twenty (20) days' prior written notice
of the terms of such contemplated action and the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and
(iv) above; and

                          (2)  in the case of the matters referred to in (iii)
and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place and the terms of such contemplated transaction (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

     Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of this Corporation.

          4.   Voting Rights and Directors.
               ---------------------------

               (a)  General.  Except as otherwise expressly provided herein or
                    -------
as required by law and as provided in paragraph (b) below, the holders of Series A Preferred, Series B Preferred, Series C Preferred, Junior Preferred Stock and the holders of Common Stock shall be entitled to notice of any stockholders' meeting and to vote as a single class upon any matter submitted to the stockholders for a vote, as follows: (i) each holder of Preferred Stock shall have one vote for each full share of Common Stock into which its respective shares of Preferred Stock would be convertible on the record date for the vote, and (ii) each holder of Common Stock will have one vote per share of Common Stock.

               (b)  Number of Directors and Voting for Directors.  For so long
                    --------------------------------------------
as more than 1,050,000 shares of Series A Preferred are outstanding (as adjusted for stock splits, reverse splits, recapitalizations or similar event), the holders of shares of Series A Preferred, voting as a class, shall be entitled to elect one (1) director. For so long as more than 1,500,000 shares of Series B Preferred are outstanding (as adjusted for stock splits, reverse splits, recapitalizations or similar event) the holders of shares of Series B Preferred, voting as a class, shall be entitled to elect two (2) directors. For so long as more than 1,500,000 shares of Series C Preferred are outstanding (as adjusted for stock splits, reverse splits, recapitalizations or similar event) the holders of shares of Series C Preferred, voting as a class, shall be entitled to elect one (1) director; provided, however, the holders of shares of Series C Preferred shall only be entitled to such right until the closing of a firmly underwritten public offering of shares of Common Stock at a price that results in gross proceeds to the Corporation of at least $25,000,000. For so long as shares of Junior Preferred Stock remain outstanding, the holders of shares of Common Stock and Junior Preferred Stock voting as a class shall be entitled to elect two (2) directors. Any remaining directors shall be elected by the holders of the Preferred Stock and the holders of Common Stock, voting as provided in
Section 4(a) above. In the case of a vacancy on the Board of Directors of the Corporation caused by the death, resignation or removal of a director elected by a particular class or series of stock, such vacancy shall be filled by a director elected by the affirmative vote of a majority of the outstanding shares of such class or series of Preferred Stock or Common Stock, as the case may be, given at a special meeting of stockholders duly called or by an action by written consent for that purpose. Any director elected by the holders of a particular class or series of stock may be removed during such director's term of office, either for or without cause, by and only by the affirmative vote of the holders of a majority of the outstanding shares of such class or series of stock given at a special meeting of stockholders duly called or by an action by written consent for that purpose.

          5.   Protective Provisions.  In addition to any other rights provided
               ---------------------
by law, for so long as at least 3,000,000 shares of Preferred Stock shall be outstanding (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like), this Corporation shall not without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Senior Preferred Stock, voting as a single class on an as-converted basis:

               (a) amend or repeal any provision of, or add any provision to, this Corporation's Certificate of Incorporation or Bylaws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock; provided, however, that in the event any such amendment or repeal would adversely affect one series of the Preferred Stock but would not so affect the entire class of Preferred Stock, then the Corporation shall obtain the affirmative vote or written consent of the holders of a majority of the outstanding shares of such affected series of Preferred Stock, voting separately as a single class.

               (b) authorize or issue shares of any class or series of stock on parity with or which has a preference over any series of the Senior Preferred Stock;

               (c) declare or pay any dividends on shares other than the Preferred Stock;

               (d) redeem or purchase any of the Preferred Stock or Common Stock, provided, however, that this restriction shall not apply to the repurchase of any unvested shares of Common Stock at cost (unless a repurchase price other than cost is unanimously approved by the Board of Directors) from employees, officers, directors, consultants or other persons performing services for the Corporation upon the termination of the employment, consulting or other relationship between the Corporation and such persons;

               (e) consummate a sale of all or substantially all of the Corporation's assets or any transaction or series of related transactions (including, but not limited to, any consolidation, merger or reorganization) which will result in the holders of the outstanding voting equity securities of the Corporation immediately prior to such transaction holding less than fifty percent (50%) of the voting equity securities of the surviving entity immediately following such transaction;

               (f) increase or decrease the number of authorized shares of Preferred Stock; and

               (g) incur or prepay, or have any subsidiaries incur or prepay, any indebtedness in excess of $10,000,000.

          6.   Junior Preferred Protective Provision.  For so long as shares of
               --------------------------------------
Junior Preferred Stock remain outstanding, without the Corporation first obtaining the affirmative vote or written consent of the holders of a majority of the Junior Preferred Stock, voting separately as a single class, the Corporation shall not authorize or issue shares of a new class or series of securities with rights, preferences, and privileges that are junior to the Senior Preferred Stock, but senior to the Junior Preferred Stock.

          7.   Status of Converted Stock.  In the event any shares of Preferred
               -------------------------
Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation, and the Certificate of Incorporation of this Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

     FIFTH: The Corporation is to have perpetual existence.
     -----

     SIXTH: Elections of directors need not be by written ballot unless a
     -----
stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation provide otherwise.

     SEVENTH: The number of directors that constitute the whole Board of
     -------
Directors of the Corporation shall be designated in the Bylaws of the Corporation.

     EIGHTH: In furtherance and not in limitation of the powers conferred by
     ------
statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

     NINTH:  (a)  To the fullest extent permitted by the Delaware General
     -----
Corporation Law as the same exists or as it may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

             (b) The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that she or he or her or his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

             (c) Neither any amendment nor repeal of this Article NINTH, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article NINTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision, except as required by law.

     TENTH: Meetings of stockholders may be held within or without the State of
     -----
Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     ELEVENTH: The Corporation reserves the right to amend, alter, change or
     --------
repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation."

     3. The foregoing Restated Certificate of Incorporation has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     The undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true of his own knowledge.

     IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation on this 22nd day of July, 1999.



                                                  /s/ EVAN THORNLEY
                                        ----------------------------------------
                                        Evan Thornley, Chief Executive Officer



Attest By:      /s/ HENRY V. BARRY
          ----------------------------------
          Henry V. Barry, Secretary

                                      -15-